Exhibit 10(f)
Amended and Restated Deferred Compensation Plan
WELLS FARGO & COMPANY
DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective as of January 1, 2008)
          1.          Purpose, History and Effective Dates. On July 27, 1993, the Board of Directors of Norwest Corporation, a Delaware corporation now known as “Wells Fargo & Company” (the “Company”), authorized the creation of a nonqualified, unfunded, elective deferral plan known as the “Norwest Corporation Employees’ Deferred Compensation Plan” (the “Plan”) for the purpose of allowing a select group of management and highly compensated employees of the Company and its Affiliates to defer the receipt of compensation which would otherwise be paid to those employees. Effective July 1, 1999, the name of the Plan was changed to the “Wells Fargo & Company Deferred Compensation Plan.” The Company reserved the power to amend and terminate the Plan by action of the Human Resources Committee of the Company’s Board of Directors. The Human Resources Committee exercised that reserved power of amendment by the adoption of an amended and restated Plan document effective January 1, 2004, and by the adoption of this amended and restated Plan document (the “Restatement”) effective January 1, 2008 (the “Restatement Effective Date”).
          The terms of this Restatement are intended to comply with Internal Revenue Code §409A, as added by the American Jobs Creation Act of 2004 and applicable guidance thereunder. The terms of this Restatement shall apply to: (i) deferred compensation that relates all or in part to services performed on or after January 1, 2005, and (ii) deferred compensation that relates entirely to services performed on or before December 31, 2004 is such amounts were not earned or vested prior to January 1, 2005. This Restatement is not intended to materially modify the Plan with respect to any other amounts payable pursuant to the Plan. This Restatement shall be construed and administered accordingly.
          2.          Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:
(A)	Affiliate. Any entity other than the Company that is part of a “single employer” within the meaning of subsection (b) or (c) of Code §414 that includes the Company; subject, however, to such aggregation rules as may be provided in applicable guidance under Code §409A.

(B)	CD Option. An earnings option based on a certificate of deposit in such denomination and for such duration as is determined from time to time by the Plan Administrator.

(C)	Code. The Internal Revenue Code of 1986, as from time to time amended.

(D)	Common Stock. Shares of Wells Fargo & Company common stock.

(E)	Common Stock Earnings Option. An earnings option based on shares of Common Stock.

(F)	Compensation. The following amounts earned by an Eligible Employee during a Deferral Year for services rendered to the Company or its Affiliates and payable (if not deferred) no later than March 15 of the Plan Year following the Deferral Year: base salary, incentives, commissions, and bonuses; provided, however, that Compensation shall not include:
(1)	any award under the Company’s Long-Term Incentive Compensation Plan, or any successor to that plan;

(2)	any amount if the right to receive that amount is conditioned on the Eligible Employee’s Separation from Service;

(3)	compensation for a period of salary continuation leave; and

(4)	bonus amounts payable after March 1 of the Plan Year following the Deferral Year in which the Employee’s Separation from Service occurs, unless the Eligible Employee elected payment in annual installments and Section 9(I) does not apply.
(G)	Deferral Account. A bookkeeping account maintained for a Participant to which is credited the amounts deferred under a Deferral Election or a Stock Option Gain Deferral Election, together with any increase or decrease thereon based on the earnings option(s) selected by the Participant or mandated by the Plan.

(H)	Deferral Election. An irrevocable election made by an Eligible Employee during an enrollment period specified by the Plan Administrator or the Plan to defer the receipt of Compensation for a given Deferral Year. The term Deferral Election does not include a Stock Option Gain Deferral Election.

(I)	Deferral Year. The Plan Year for which a Deferral Election is made.

(J)	Eligible Employee. Each employee of the Company or any of its Affiliates who has been selected for participation in this Plan for a given Plan Year pursuant to Section 3 of the Plan.

(K)	ERISA. The Employee Retirement Income Security Act of 1974, as from time to time amended.

(L)	Fund Option. An earnings option based on a selection of registered investment companies, collective investment funds, private portfolios, or other comparable investment media chosen from time to time by the Company’s Employee Benefits Review Committee.

(M)	Initial Deferral Election. The special Deferral Election described in Section 6(C) that is available only to certain Eligible Employees who have not previously participated in an account balance nonqualified deferred compensation plan maintained by the Company or an Affiliate.

(N)	Key Employee. If the Plan Administrator determines that the Participant is a “Key Employee” for purposes of Code section 409A, no lump sum or monthly annuity payment shall be paid to the Participant prior to the date that is six months after the date the Participant’s Separation from Service occurred.
(1)	For purposes of this Plan, a Key Employee means:
(a)	any Participant who is a “key employee” under Code section 416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code section 416(i)(5)) at any time during the 12-month period ending on the key employee identification date. For purposes of determining “key employee”

status under Code section 416(i)(1)(A)(i), except as required under such provision and the regulations thereunder, the term “officer” shall refer to an employee of the Company or an Affiliate with the title Senior Vice President or above, and

(b)	any Participant who served as a member of the Company’s Management Committee at any time during the 12-month period ending on the key employee identification date.
(2)	For purposes of applying Code section 409A, the “key employee identification date” is each December 31st. Any person described in paragraph (A) on a key employee effective date shall be treated as a Key Employee for the entire 12-month period beginning on the following April 1st.

(3)	Notwithstanding paragraphs (1) and (2) of this Section 2(N), in the event of a corporate transaction to which the Company or an Affiliate is a party, the Plan Administrator may, in his her or discretion, establish a method for determining Specified Employees pursuant to Treasury Regulation Section 1.409A-1(i)(6).
(O)	Participant. Each Eligible Employee who enters into a Deferral Election, who prior to 2004 entered into a Stock Option Gain Deferral Election, or who has a Transferred Account set up under the Plan. An employee who has become a Participant shall remain a Participant in the Plan until the date of the Participant’s death or, if earlier, the date the Participant no longer has any accounts under the Plan.

(P)	Plan Administrator. For purposes of Section 3(16)(A) of ERISA, the Human Resources Committee of the Company’s Board of Directors has designated that the Plan Administrator shall be the Company’s Director of Human Resources.

(Q)	Plan Year. The twelve-month period beginning on any January 1 and ending the following December 31.

(R)	Separation from Service. For purposes of this Plan, a participant’s “Separation from Service” occurs upon his or her death, retirement or other termination of employment or other event that qualifies as a “separation from service” under Code section 409A and the applicable regulations thereunder as in effect from time to time. The Plan Administrator shall determine in each case when a participant’s Separation from Service has occurred, which determination shall be made in a manner consistent with Treasury Regulation Section 1.409A-1(h). The Plan Administrator shall determine that a Separation from Service has occurred as of a certain date when the facts and circumstances indicate that the Company (or an Affiliate, if applicable) and the participant reasonably anticipate that, after that date, the participant will render no further services, or the participant’s level of bona fide services (either as an employee or independent contractor) will permanently decrease to a level that is 20% or less than the average level of the participant’s bona fide services (either as an employee or independent contractor) previously in effect for such participant over the immediately preceding 36-month period (or the participant’s entire period of service, if the participant has been providing services for less than 36 months). If the Participant incurs a Separation from Service as determined by the Plan Administrator, a subsequent rehire will not impact the prior Separation from Service determination and distribution will commence pursuant to Section 9.

The following presumptions shall also apply to all such determinations:

(1)	Transfers. A Separation from Service has not occurred upon the participant’s transfer of employment from the Company to an Affiliate or vice versa, or from an Affiliate to another Affiliate.

(2)	Medical leave of absence. Where the participant has a medical leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, and he or she has not returned to employment with the Company or an Affiliate, a Separation from Service has occurred on the earlier of: (A) the first day on which the participant would not be considered “disabled” under any disability policy of the Company or Affiliate under which the participant is then receiving a benefit; or (B) the first day on which the participant’s medical leave of absence period exceeds 29 months.

(3)	Military leave of absence. Where the participant has a military leave of absence, and he or she has not returned to employment with the Company or an Affiliate, a Separation from Service has occurred on the day next following the last day on which the participant is entitled to reemployment rights under USERRA.

(4)	Salary continuation leave. A Separation from Service has occurred on the first day of the Participant’s salary continuation leave taken under the Company’s salary continuation leave program.

(5)	Other leaves of absence. In the event that the participant is on a bona fide leave of absence, not otherwise described in this Sec. 2(R), from which he or she has not returned to employment with the Company or an Affiliate, the participant’s Separation from Service has occurred on the first day on which the participant’s leave of absence period exceeds six months or, if earlier, upon the participant’s termination of employment (provided that such termination of employment constitutes a Separation from Service in accordance with the last sentence of the first paragraph of this section):

(6)	Asset purchase transaction. If, in connection with the sale or other disposition of substantial assets (such as a division or substantially all assets of a trade or business) of the Company or an Affiliate to an unrelated buyer, the participant becomes an employee of the buyer or an affiliate of the buyer upon the closing of or in connection with such transaction, a Separation from Service has not occurred if the Company and the buyer have specified that such transaction will not, with respect to any individual affected by such transaction who becomes an employee of the buyer or an affiliate, be considered a “separation from service” under Treasury Regulation Section 1.409A-1(h), and such specification meets the requirements of Treasury Regulation Section 1.409A-1(h)(4).
(S)	Stock Option Gain Compensation. Gain realized from the exercise of specified Common Stock option grants under the Company’s Long-Term Incentive Compensation Plan, or any other stock option plan approved by the Plan Administrator, using the stock-for-stock swap (“stock swap”) method of exercise. Stock option gains derived from either a cash exercise or a same day sale are not Stock Option Gain Compensation.

(T)	Stock Option Gain Deferral Election. An irrevocable election to defer the receipt of Stock Option Gain Compensation made by an Eligible Employee prior to January 1, 2004.

(U)	Transferred Account. A bookkeeping account maintained for a Participant to which is credited the Participant’s interest in any nonqualified deferred compensation plan transferred to this Plan, together with any increase or decrease thereon based on the earnings option(s) selected by the Participant or mandated by the Plan.
          3.          Eligibility. Each employee of the Company or an Affiliate who has been selected for participation in this Plan by the Plan Administrator, or by such officers of the Company to whom the Plan Administrator has delegated its authority, shall be considered an Eligible Employee and shall be eligible to make Deferral Elections under the Plan until such time as the employee’s selection is revoked. Selection of an employee for participation in this Plan shall be deemed to occur on the date notice of the employee’s selection is sent to the employee in accordance with the notice procedures established by the Plan Administrator. In the event an employee’s selection is revoked and the employee ceases to be an Eligible Employee, such revocation shall have no effect on any outstanding deferral elections.
          4.          Transferred Accounts. Transferred Accounts created following a merger or transfer described in Appendix A shall be subject to the terms and conditions described in Appendix A. To the extent, if any, Appendix A makes distribution of a Transferred Account subject to the rules of this Plan without specifying whether the distribution rules of Section 8 or Section 9 will apply, the rules of this Plan applicable to distribution of the Transferred Account shall be (a) the rules in Section 8, if the Transferred Accounts are attributable to amounts earned and vested prior to January 1, 2005, and (b) the rules in Section 9, if the Transferred Accounts are attributable to amounts not earned and vested prior to January 1, 2005. Individuals for whom a Transferred Account is maintained shall be considered Participants in this Plan with respect to their Transferred Accounts from the date indicated in Appendix A through the date their Transferred Accounts are fully distributed. Such Participants shall not, however, be entitled to enter into Deferral Elections unless they are also Eligible Employees within the meaning of the Plan. The right of such Participants to make Deferral Elections shall be subject to any additional limitations described in Appendix A.
          5.          Deferral of Compensation.
(A)	Deferral Elections for Deferral Years Beginning On or After January 1, 2008. An Eligible Employee may elect to defer all or any part of his or her Compensation for a Deferral Year beginning on or after January 1, 2008, by making a Deferral Election in accordance with Section 6 below.

(B)	Deferral Elections for Deferral Years Beginning Prior to January 1, 2008. Deferral Elections for Deferral Years beginning prior to January 1, 2008, were made pursuant to the terms of the Plan in effect at the time of the Deferral Election.

(C)	Stock Option Gain Deferral Elections. Effective January 1, 2004, the Plan no longer permits Eligible Employees to enter into Stock Option Gain Deferral Elections. Stock Option Gain Deferral Elections made prior to that date were made pursuant to the terms of the Plan in effect at the time of the Stock Option Gain Deferral Election. Notwithstanding anything in those terms or in this Plan to the contrary, Stock Option Gain Deferral Elections with respect to options that were not earned and vested as of December 31, 2004, and Stock Option Gain Deferral Elections with respect to options that have not been exercised before the Participant’s employment termination, shall be void and have no effect.
          6.          Deferral Elections. Deferral Elections made with respect to Deferral Years beginning on or after January 1, 2008 shall be subject to the following:

(A)	Time. Except as otherwise provided in (C) below, an Eligible Employee who wishes to defer Compensation for a Deferral Year must file an irrevocable Deferral Election with respect to that Compensation during the enrollment period specified by the Plan Administrator for that Deferral Year, but no later than December 31 of the Plan Year preceding that Deferral Year. A Deferral Election shall be effective only for the Deferral Year specified in the Deferral Election. A new Deferral Election must be filed for each Deferral Year.

(B)	Content. An Eligible Employee’s Deferral Election shall indicate the amount of Compensation deferred, the earnings option(s) that will determine earnings on the deferred Compensation (see Section 7(A)), and the time and form of distribution (see Section 9). The Eligible Employee shall specify for each Compensation category the amount to be deferred per pay period, expressed either as a percentage or a dollar amount.

(C)	Initial Deferral Elections. An employee who:
(1)	has not previously been eligible to participate in any “account balance plan” (as defined in Treas. Reg. §31.3121(v)(2)-1(c)(1)(ii)(A)) maintained by the Company or any Affiliate, other than a plan described in paragraph (c)(2)(i)(D), (E), (F), (G) or (H) of Treas. Reg. §1.409A-1, including any arrangement that would have been such an account balance plan if the person had been an employee at the time of his or her participation, and

(2)	becomes an Eligible Employee on or before the one-month anniversary of the employee’s date of hire, may make a special Deferral Election (“Initial Deferral Election”) within thirty (30) days after the date on which he or she became an Eligible Employee. An Initial Deferral Election shall apply only to Compensation earned from the beginning of the first full payroll period that starts after the Eligible Employee’s Initial Deferral Election is received by the Plan Administrator or the person designated by the Plan Administrator to receive such elections. (For example, if a person is hired on April 2nd, becomes an Eligible Employee on April 10th, and files a Deferral Election on May 3rd, the Compensation deferred by that election will be the Eligible Employee’s Compensation for the period beginning with the first full payroll period starting after May 3rd and ending on December 31st of that same year.) The portion of bonus or incentive Compensation deferred by an Initial Deferral Election will be determined by multiplying the total amount earned during the Deferral Year by a fraction, the numerator of which is the number of days in the Deferral Year during and after such first full payroll period over which the bonus or incentive was earned and the denominator of which is the total number of days in the Deferral Year over which the bonus or incentive was earned, but disregarding any days prior to the Eligible Employee’s date of hire. If an Eligible Employee is eligible to make an Initial Deferral Election during an enrollment period described in Section 6(A), any election made during the enrollment period will be treated as an election pursuant to Section 6(A), and not as an election pursuant to this Section 6(C), unless the election form clearly indicates that it is intended to be an Initial Deferral Election pursuant to this Section 6(C) or the Eligible Employee has previously filed an election pursuant to Section 6(A) during that enrollment period.

(D)	Reduced by Payroll Deductions. The amount of Compensation actually deferred shall be reduced to the extent necessary (1) to pay the Federal Insurance Contributions Act (“FICA”) taxes imposed under §3101 and §3111 of the Code and any other payroll deductions determined by the

Plan Administrator prior to the beginning of the Deferral Year, or (2) to satisfy any limitations established by the Plan Administrator prior to the beginning of the Deferral Year.
7.	Deferral Account Valuation.

(A)	Earnings Options. At the time of his or her Deferral Election, a Participant must choose to allocate the amounts that will be credited to the Participant’s Deferral Account among the following earnings options in increments of one (1) percent:
(1)	Common Stock Earnings Option

(2)	CD Option

(3)	Fund Options
A minimum of twenty (20) percent of the amounts credited pursuant to each Deferral Election must be allocated to the Common Stock Earnings Option. All deferred Stock Option Gain Compensation will automatically be allocated to the Common Stock Earnings Option. Except with respect to amounts allocated to the Common Stock Earnings Option, a Participant shall be entitled to change the earnings options for the Participant’s Deferral Accounts with such frequency (but no more than twice each year), and effective as of such dates, as determined by the Plan Administrator by making a reallocation election with the Plan Administrator pursuant to a procedure established by the Plan Administrator. A reallocation election will not change the allocation of future deferrals. (For example, if the Plan Administrator allowed a reallocation election effective July 1, all of a Participant’s Deferral Account balances as of that date would be changed, including amounts credited earlier in the same Deferral Year. Amounts deferred later in that Deferral Year, however, would still be allocated in the manner elected in the Participant’s Deferral Election for that Deferral Year, subject to reallocation if the Participant files a later reallocation election.)

(B)	Periodic Credits of Deferral Amounts. Deferred Compensation shall be credited to a Participant’s Deferral Account as of the day it would otherwise have been paid to the Participant. Stock Option Gain Compensation will be credited to a Participant’s Deferral Account as of the stock option exercise date. All periodic credits to a Participant’s Deferral Account under the Fund Options shall be in share equivalents of the Fund Options. All periodic credits to a Participant’s Deferral Account under the Common Stock Earnings Option shall be in share equivalents of Common Stock. The number of share equivalents of Common Stock credited to a Deferral Account for Compensation or Stock Option Gain Compensation allocated to the Common Stock Earnings Option shall be determined by dividing the amount so allocated by the New York Stock Exchange-only closing price per share of Common Stock on the day as of which the amount is credited (or, if the New York Stock Exchange is closed on that date, on the next preceding date on which it is open).

(C)	Increase or Decrease to Deferral Accounts. The value of a Participant’s Deferral Account will increase or decrease as follows:
(1)	CD Option. The amount of the increase or decrease for the CD Option for a particular calendar month is calculated based on the interest rate as of the first business day of that month for a certificate of deposit in such denomination and for such duration as is determined by the Plan Administrator.

(2)	Fund Options. The amount of the increase or decrease for a Fund Option is based on the performance for the selected Fund Option.

(3)	Common Stock Earnings Option. The amount of the increase or decrease for the Common Stock Earnings Option is based on the performance of the Common Stock including dividends. Common Stock dividend equivalents will be credited under the Common Stock Earnings Option at the same time and same rate as dividends are paid on shares of Common Stock. Cash dividend equivalents shall be converted to share equivalents based on the New York Stock Exchange-only closing price per share of Common Stock on the last business day prior to the dividend payment date (or, if the New York Stock Exchange is closed on that date, on the next preceding date on which it is open).
          8.          Distribution of Accounts Earned and Vested Prior to January 1, 2005. Deferral Accounts earned and vested prior to January 1, 2005 (including all Deferral Accounts attributable to Stock Option Gain Deferral Elections), shall be distributed in accordance with the applicable Deferral Election or Stock Option Gain Deferral Election, subject to the following:
(A)	Lump Sum or Installment Distributions. The Participant must elect to receive the balance of each Deferral Account in either a lump sum or in annual installments over a period of years up to ten.

(B)	Timing of Distribution. The Participant must designate on his or her Deferral Election the year that distribution from the resulting Deferral Account shall commence. For purposes of Stock Option Gain Deferral Elections, the Participant may not elect to receive the distribution earlier than twelve (12) months after the date on which the option is exercised. In all events, however, distribution shall commence as soon as practicable after the March 1 immediately following the date the Participant ceases to be employed by the Company and its Affiliates. A Participant who is actively employed by the Company or an Affiliate shall be permitted to make a one-time redeferral election to push back the timing of distribution of a particular Deferral Year by selecting a new distribution year that is at least three (3) years beyond the originally elected distribution year and by completing an election form in a form provided by the Plan Administrator at least twelve (12) months prior to the originally elected distribution year. If a Participant redefers by electing a new distribution year for a particular Deferral Year, that Deferral Account shall become subject to the terms of the Plan in effect for Deferral Accounts earned and vested prior to January 1, 2005 at the time of the new distribution election including the early withdrawal provisions. An election of a new distribution year shall not change the form of distribution (lump sum or installments) originally selected on the Participant’s Deferral Election.

(C)	Upon Death. If a Participant dies before receiving all payments under the Plan, payment of the balance in the Participant’s Deferral Accounts shall be made to the Participant’s designated beneficiary in the forms of distribution elected by the Participant on the Participant’s Deferral Elections as soon as practicable after the March 1 following the date of the Participant’s death. To be valid, a beneficiary designation must be in writing and the written designation must have been delivered to and accepted by the Plan Administrator prior to the Participant’s death.

If at the time of the Participant’s death the Company is not in possession of a fully effective beneficiary designation form, or if the designated beneficiary does not survive the Participant, the

Participant’s beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor. If a person in the class surviving dies before receiving the balance of the Participant’s Deferral Accounts (or the person’s share of such Participant’s Deferral Account balance in the case of more than one person in the class), that person’s right to receive the Participant’s Deferral Account balance will lapse and the determination of who will be entitled to receive the Participant’s Deferral Account balance will be made as if that person predeceased the Participant.
(1)	Participant’s surviving spouse.

(2)	Participant’s surviving same-sex spouse.

(3)	Participant’s surviving domestic partner.

(4)	Equally to the Participant’s children, except that if any of the Participant’s children predeceases the Participant but leave descendants surviving, such descendants shall take by right of representation the share their parent would have taken if living.

(5)	Participant’s surviving parents equally.

(6)	Participant’s surviving brothers and sisters equally.

(7)	Participant’s estate.
(D)	Transitional Rule. Notwithstanding the foregoing distribution rules contained in this Section 8, a Participant who was employed by the Company on January 1, 2000 and who entered into a Deferral Election for a Deferral Year prior to January 1, 2000 or had a Transferred Account (collectively “Prior Deferral Elections”) and who had not commenced distribution of such Prior Deferral Election prior to January 1, 2000, was given a one-time opportunity effective January 1, 2000 to elect to change the method of distribution (lump sum versus installments) or to postpone the distribution commencement date for a Prior Deferral Election for a period of at least one year from the original distribution commencement date selected on the Prior Deferral Election. To be effective, such change had to be submitted to the Plan Administrator on a form provided by the Plan Administrator by December 31, 1999, or if earlier, a date required by the Plan Administrator. If the change was not submitted by December 31, 1999, the method and timing of distribution elected on the Prior Deferral Election remained in effect. If the Participant elected to make a change to a Prior Deferral Election, the amount deferred under the Prior Deferral Election and all earnings attributable to that Prior Deferral Election became subject to the distribution rules contained in this Section 8 and the timing and form of distribution selected on the Prior Deferral Election was no longer applicable with respect to distributions on account of termination of employment, retirement or disability. For purposes of a Prior Deferral Election made under this Plan, “retirement” means the Participant’s termination of employment with the Company after the Participant’s attainment of regular or early retirement as defined in Section 6.1 or 6.2 of the Norwest Corporation Pension Plan in effect on June 30, 1999. Also, for purposes of Prior Deferral Elections made under this Plan, “disability” means the Participant’s total disability as described in the Wells Fargo & Company Long-Term Disability Plan, as amended from time to time.

(E)	Form of Distributions. All distributions from Deferral Accounts shall be payable as follows:
(1)	in cash, for all Deferral Accounts in an earnings option other than the Common Stock Earnings Option; or

(2)	in shares of Common Stock (and cash for any fractional share), for the portion of the Deferral Accounts in the Common Stock Earnings Option.
(F)	Valuation of Deferral Accounts for Distribution.
(1)	The amount of the distribution in cash and/or Common Stock shall be determined based on the Participant’s Deferral Account balance (and, if applicable, the price of Common Stock) as of the close of business on March 1 of the year of distribution (or the next following business day if March 1 is not a business day). The amount of the distribution in cash and/or Common Stock as of any other date on which a distribution is made shall be determined based on the Participant’s Deferral Account balance (and, if applicable, the price of Common Stock) as of the close of business on the last business day of the month in which the event which triggers distribution occurs. Earnings adjustments to amounts that have been valued for distribution shall cease as of the date used to value such amounts.

(2)	The amount of each installment payment will be based on the value of the Participant’s Deferral Account as of the close of business on March 1 of the year of the installment payment (or the next following business day if March 1 is not a business day) and the number of the installments remaining. The balance remaining in the Deferral Account shall continue to be adjusted based on the earnings option(s) among which the Deferral Account is allocated until the valuation date used to determine the amount of the last payment. All installment payments will be made by pro rata distributions from each earnings option.
(G)	Early Withdrawal. Effective January 1, 2004, the Plan will not allow early withdrawals for any reason from Deferral Accounts attributable to Deferral Years commencing on or after January 1, 2004 and to Deferral Accounts attributable to Deferral Years commencing prior to January 1, 2004 that were subject to a change in the time of distribution election made pursuant to Section 8(B). A Participant or beneficiary who wishes to receive payment of all or part of the Participant’s other Deferral Accounts for Deferral Years prior to 2004 on a date earlier than that specified in the Deferral Election or in the case of a beneficiary in accordance with Section 8(C), may do so by filing with the Plan Administrator a request for early withdrawal. Such payment will be made from the earliest Deferral Year(s) in which the Participant has participated in the Plan. Partial withdrawals of a given Deferral Year’s deferral are not permitted. Deferral Accounts will be distributed in the order in which the accounts were established. Stock Option Gain Compensation deferrals will be distributed in the order in which the accounts were established following the distribution of all funds from the Compensation Deferrals. For the appropriate Deferral Year(s), account accruals to date shall be disbursed completely, less a 10% early withdrawal penalty on the amount distributed. The 10% penalty assessed for early withdrawal will be permanently forfeited by the Participant and will be credited to the account of the Company. Further, the Participant shall forfeit eligibility to defer Compensation under this Plan during the two Deferral Years following the year in which the early withdrawal is made, but in no case shall an early withdrawal cause a current Deferral Election (either of Compensation or Stock Option Gain Compensation) to be suspended or canceled. In no case may a Participant or beneficiary make more than one early withdrawal per calendar year.

(H)	Accounts Less Than $25,000. Notwithstanding the foregoing provisions of this Section 8, if the aggregate value of the Participant’s Deferral Accounts attributable to (a) Deferral Elections made for Deferral Years commencing on or after January 1, 2000, (b) Deferral Elections made on July 1, 1999 by transferred BRP Participants, and (c) any Prior Deferral Elections that became subject to the terms of this Plan in accordance with Section 8 (D), is less than $25,000 at the end of the month in which the Participant’s employment terminates, then the portion of such Deferral Accounts subject to the distribution rules in this Section 8 shall be paid in a lump sum as soon as practicable after the March 1 immediately following the Participant’s termination date.

(I)	Definitions Relating to Marital Status. For all purposes under this Plan, the following terms have the meanings assigned to them below:
(1)	The term “spouse” means a person of the opposite gender from the Participant who is legally married to the Participant at the relevant time under the laws of the state in which they reside and who satisfies the requirements under 1 U.S. Code Section 7 for being treated as a spouse for purposes of federal law.

(2)	The term “same-sex spouse” means a person of the same gender as the Participant who at the relevant time either (i) is recognized as being legally married to the Participant under the laws of the state or country in which the relationship was created, or (ii) is a person who has joined with the Participant in a civil union that is recognized as creating some or all of the rights of marriage under the laws of the state or country in which the relationship was created.

(3)	The term “domestic partner” means a person who is not the spouse or same-sex spouse of the Participant as defined in subsections (1) and (2) above, but who at the relevant time is the Participant’s significant other (together referred to as “partners”) with whom the Participant lives and shares financial responsibility. A domestic partner may be the same gender or opposite gender. A person will be considered a domestic partner of the Participant if the Participant or other person can provide a domestic partnership certificate to the Company from a city, county or state which offers the ability to register a domestic partnership. If the Participant and domestic partner reside in an area where such a certificate is not available or if the Participant and domestic partner elect not to register their domestic partnership, a person will not be considered a domestic partner unless the Participant and/or domestic partner provides sufficient evidence to the Company that all of the following requirements are satisfied:
(a)	The partners have had a single, dedicated relationship for at least six months and intend to remain in the relationship indefinitely.

(b)	The partners share the same permanent residence and have done so for at least six months.

(c)	The partners are not related by blood or a degree of closeness which would prohibit marriage under the law of the state in which they reside.

(d)	Neither partner is married to another person under either statutory or common law, and neither has a same-sex spouse or is a member of another domestic partnership.

(e)	Each partner is mentally competent to consent or contract.

(f)	Both partners are at least 18 years of age.

(g)	The partners are financially interdependent, are jointly responsible for each other’s basic living expenses, and are able to provide documents proving at least three of the following situations to demonstrate such financial interdependence:
(i)	Joint ownership of real property or a common leasehold interest in real property.

(ii)	Common ownership of an automobile.

(iii)	Joint bank or credit accounts.

(iv)	A will which designates the other as primary beneficiary.

(v)	A beneficiary designation form for a retirement plan or life insurance policy signed and completed to the effect that one partner is a beneficiary of the other.

(vi)	Designation of one partner as holding power of attorney for health care needs of the other.
          9.          Distribution of Accounts Not Earned and Vested Prior to January 1, 2005. Deferral Accounts not earned and vested prior to January 1, 2005 shall be distributed in accordance with the applicable Deferral Election, subject to the following:
(A)	Lump Sum or Installment Distributions. The Participant must elect to receive the balance of each Deferral Account in either a lump sum or in annual installments over a period of years up to ten.

(B)	Timing of Distribution. The Participant must designate on his or her Deferral Election the year that distribution from the resulting Deferral Account shall commence. Distribution will commence on or as soon as practicable after March 1 of the distribution commencement year, but not later than December 31 of that year. If the Participant elected to receive installments, distribution of each subsequent annual installment shall occur on or as soon as practicable after March 1 of the installment year, but not later than December 31 of that year. If distribution does not commence earlier pursuant to the preceding provisions of this Section 9(B) or due to Section 9(C) or Section 9(D) below, distribution shall commence on or as soon as practicable after the March 1 immediately following, the Participant’s Separation from Service if the Participant is not a Key Employee but not later than December 31 of that year.

If the Participant is a Key Employee, distribution shall commence on or as soon as practicable after the later of the March 1 immediately following the Participant’s

Separation from Service or six months after the Participant’s Separation from Service. (For example, if a Key Employee had a Separation from Service on October 1, 2008, a distribution attributable to that Key Employee’s Separation from Service would commence on or as soon as practicable after April 1, 2009, which is a date six months immediately following the Participant’s Separation from Service.)

(C)	Redeferral. A Participant who has not had a Separation from Service may elect to delay the distribution of any one or more of such Participant’s Deferral Accounts, subject to the provisions of Section 9(B) above regarding payment following Separation from Service, by electing a new distribution commencement year that is at least five (5) years beyond the originally elected distribution commencement year. Any such redeferral election shall be made by filing an election on a form and in the manner provided by the Plan Administrator at least twelve (12) months prior to the originally elected distribution year and shall not take effect until at least 12 months after the date on which it is filed. A redeferral election shall not change the form of distribution (lump sum or installments) originally selected on the Participant’s Deferral Election for the relevant Deferral Account. Only one redeferral election shall be permitted for any Deferral Account.

(D)	Upon Death. If a Participant dies before receiving all payments under the Plan, payment of the balance in the Participant’s Deferral Accounts shall be made to the Participant’s designated beneficiary in the forms of distribution elected by the Participant on the Participant’s Deferral Elections. If payment of a Deferral Account commenced prior to the Participant’s death, payments from that Deferral Account after the Participant’s death shall be made to the Participant’s designated beneficiary when they would have been made to the Participant if the Participant had survived. If payment of a Deferral Account did not commence prior to the Participant’s death, payments from that Deferral Account after the Participant’s death shall commence as soon as practicable after the March 1 following the date of the Participant’s death. To be valid, a beneficiary designation must be in writing and the written designation must have been delivered to and accepted by the Plan Administrator prior to the Participant’s death.

If at the time of the Participant’s death the Plan Administrator is not in possession of a fully effective beneficiary designation form, or if the designated beneficiary does not survive the Participant, the Participant’s beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor. Except as provided in (d) below, if any such surviving person dies before receiving the balance of the Participant’s Deferral Accounts (or the person’s share of such Participant’s Deferral Account balance in the case of more than one person in the class), that person’s right to receive the Participant’s Deferral Account balance will lapse and the determination of who will be entitled to receive the Participant’s remaining (undistributed) Deferral Account balance will be made as if that person predeceased the Participant.
(1)	Participant’s surviving spouse.

(2)	Participant’s surviving same-sex spouse.

(3)	Participant’s surviving domestic partner.

(4)	Equally to the Participant’s children, except that if any of the Participant’s children predeceases the Participant but leave descendants surviving, such descendants shall take by right of representation the share their parent would have taken if living.

(5)	Participant’s surviving parents equally.

(6)	Participant’s surviving brothers and sisters equally.

(7)	Participant’s estate.
(E)	Form of Distributions. All distributions from Deferral Accounts shall be payable as follows:
(1)	in cash, for all Deferral Accounts in an earnings option other than the Common Stock Earnings Option; or

(2)	in shares of Common Stock (and cash for any fractional share), for the portion of the Deferral Accounts in the Common Stock Earnings Option.
(F)	Valuation of Deferral Accounts for Distribution.
(1)	The amount of the distribution in cash and/or Common Stock shall be determined based on the Participant’s Deferral Account balance as of the close of business on March 1 of the year of distribution (or the next following business day if March 1 is not a business day). Earnings adjustments to amounts that have been valued for distribution shall cease as of the date used to value such amounts.

(2)	The amount of each installment payment will be based on the value of the Participant’s Deferral Account as of the close of business on March 1 of the year of the installment payment (or the next following business day if March 1 is not a business day) and the number of the installments remaining. The balance remaining in the Deferral Account shall continue to be adjusted based on the earnings option(s) among which the Deferral Account is allocated until the valuation date used to determine the amount of the last payment. All installment payments will be made by pro rata distributions from each earnings option.
(G)	Early Withdrawal. Early withdrawals are not permitted for any reason.

(H)	Definitions Relating to Marital Status. For purposes of this Section 9, the following terms have the meanings assigned to them below:
(1)	The term “spouse” means a person of the opposite gender from the Participant who is legally married to the Participant at the relevant time under the laws of the state in which they reside and who satisfies the requirements under 1 U.S. Code §7 for being treated as a spouse for purposes of federal law.

(2)	The term “same-sex spouse” means a person of the same gender as the Participant who at the relevant time either (i) is recognized as being legally married to the Participant under the laws of the state or country in which the relationship was created, or (ii) is a person who has joined with the Participant in a civil union that is recognized as creating some or all of the rights of marriage under the laws of the state or country in which the relationship was created.

(3)	The term “domestic partner” means a person who is not the spouse or same-sex spouse of the Participant as defined in subsections (1) and (2) above, but who at the relevant time is the Participant’s significant other (together referred to as “partners”) with whom the Participant lives and shares financial responsibility. A domestic partner may be the same gender or opposite gender. A person will be considered a domestic partner of the Participant if the Participant or other person can provide a domestic partnership certificate to the Company from a city, county or state which offers the ability to register a domestic partnership. If the Participant and domestic partner reside in an area where such a certificate is not available, a person will not be considered a domestic partner unless the Participant and/or domestic partner provides sufficient evidence to the Company that all of the following requirements are satisfied:
(a)	The partners have had a single, dedicated relationship for at least six months and intend to remain in the relationship indefinitely.

(b)	The partners share the same permanent residence and have done so for at least six months.

(c)	The partners are not related by blood or a degree of closeness which would prohibit marriage under the law of the state in which they reside.

(d)	Neither partner is married to another person under either statutory or common law, and neither has a same-sex spouse or is a member of another domestic partnership.

(e)	Each partner is mentally competent to consent or contract.

(f)	Both partners are at least 18 years of age.

(g)	The partners are financially interdependent, are jointly responsible for each other’s basic living expenses, and are able to provide documents proving at least three of the following situations to demonstrate such financial interdependence:
(i)	Joint ownership of real property or a common leasehold interest in real property.

(ii)	Common ownership of an automobile.

(iii)	Joint bank or credit accounts.

(iv)	A will which designates the other as primary beneficiary.

(v)	A beneficiary designation form for a retirement plan or life insurance policy signed and completed to the effect that one partner is a beneficiary of the other.

(vi)	Designation of one partner as holding a power of attorney for health care needs of the other.

(I)	Accounts Less Than Code §402(g) Threshold. Notwithstanding the foregoing provisions of this Section 9, if
(1)	the aggregate value of the Participant’s Deferral Accounts that are subject to the distribution rules in this Section 9 due to Separation from Service or death is less than the applicable dollar amount under Code §402(g)(1)(B) as of the end of the month following the Participant’s Separation from Service or death, and

(2)	a lump sum payment of the value referred to in (1) above would result in the termination and liquidation of the entirety of the Participant’s interest under the Plan and any other agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treas. Reg. §1.409A-1(c)(2), taking into account only such interests as are subject to Code §409A, then the value referred to in (1) above shall be distributed in a single lump sum on the date that the first payment would occur pursuant to the foregoing provisions of this Section 9.
          10.         Nonassignability. No Participant or beneficiary shall have any interest in any accounts under this Plan that can be transferred, nor shall any Participant or beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Company, nor shall the Company recognize any assignment thereof, either in whole or in part, nor shall any account be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Company. The designation of a beneficiary by a Participant does not constitute a transfer.
          11.         Withholding of Taxes. Distributions under this Plan shall be subject to the deduction of the amount of any federal, state, or local income taxes, Social Security tax, Medicare tax, or other taxes required to be withheld from such payments by applicable laws and regulations.
          12.         Unsecured Obligation. The obligation of the Company to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Company to make such payments. The Participant shall have no lien, prior claim or other security interest in any property of the Company. The Company is not required to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan. If such a fund is established, the property therein shall remain the sole and exclusive property of the Company. The Company will pay the cost of this Plan out of its general assets. All references to accounts, accruals, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring the Company’s obligation to Participants in this Plan and shall not be construed to impose on the Company the obligation to create any separate fund for purposes of this Plan.
          13.         Trust Fund. If the Company chooses to fund credits to Participants’ accounts, all cash contributed for such funding shall be held and administered in trust in accordance with the terms and provisions of a trust agreement between the Company and the appointed trustee or any duly appointed successor trustee. All Common Stock or other funds in the trust shall be held on a commingled basis and shall be subject to the claims of the general creditors of the Company. Plan accounts shall be for bookkeeping purposes only, and the establishment of Plan accounts shall not require segregation of trust assets.
          14.         No Guarantee of Employment. Participation in this Plan does not constitute a guarantee or contract of employment with the Company or any of the Company’s Affiliates. Such participation shall in no way interfere with any right of the Company or any Affiliate to determine the duration of a Participant’s employment or the terms and conditions of such employment.

          15.         Administration. The Plan Administrator or its delegate shall have the exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan. The Plan Administrator’s powers and duties shall include, but shall not be limited to, the following: (a) responsibility for the compilation and maintenance of all records necessary in connection with the Plan; (b) discretionary authority to interpret the terms of the Plan; (c) authorizing the payment of all benefits and expenses of the Plan as they become payable under the Plan; (d) authority to engage such legal, accounting and other professional services as it may deem necessary; (e) authority to adopt rules and procedures for implementing the Plan; (f) discretionary authority to determine Participants’ eligibility for benefits under the Plan; (g) set limits on the percentage or amount of Compensation that may be deferred in a Deferral Year; and (h) to resolve all issues of fact and law in connection with such determinations. The decision of the Plan Administrator on any matter affecting the Plan or the rights and obligations arising under the Plan shall be final and binding upon all persons.
          16.         Common Stock. Subject to adjustment as provided in this Section 16, the maximum number of shares of Common Stock that may be credited under the Plan is 16,000,000. If the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Common Stock, then the numbers, rights, and privileges of the shares issuable under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and non-assessable at the time of such occurrence.
          17.         Claims Procedure. The Company shall establish a claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant or beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the Company of the decision denying the claim. Claims must be submitted in writing within one year after the claimant first knew or should have known the facts essential to the claim. A person claiming a benefit under the Plan may not initiate a civil action regarding the claim unless: (a) a claim was timely submitted; (b) all steps under the claims procedure (including appeals) were completed; and (c) the civil action is commenced within one year after completion of the claims procedure.
          18.         Construction and Applicable Law. This Plan is intended to be construed and administered as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided under ERISA. The Plan shall be construed and administered according to the laws of the State of Minnesota (other than its laws regarding choice of law) to the extent that such laws are not preempted by ERISA.
          19.         Agent for Legal Process. The Company shall be agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

          20.         Amendment. The Board of Directors of the Company or the Human Resources Committee of the Company’s Board of Directors may at any time amend this Plan in any manner; provided, however, that if necessary to maintain the availability of the exemption contained in Rule 16b-3, or any successor regulation, under the Securities Exchange Act of 1934, as amended, for transactions pursuant to this Plan, the provisions of this Plan relating to the amount, price and timing of awards pursuant to this Plan may not be amended more than once in every six months other than to comport with changes in the Internal Revenue Code or ERISA, or the rules thereunder. Notwithstanding the foregoing, the Chief Executive Officer, Director of Human Resources or the Senior Vice President of Compensation and Benefits, acting singly, shall have the authority to execute a written action to amend the Plan to authorize the merger of any nonqualified deferred compensation plan maintained by any acquired entity into this Plan.
          21.         Termination or Suspension. The Board of Directors of the Company or the Human Resources Committee of the Company’s Board of Directors may at any time suspend or terminate this Plan. In the event that the Plan is terminated, the Deferral Accounts of all Participants (whether or not currently in distribution status) shall be paid in the form originally elected by the Participant to commence as soon as practicable after the March 1 following the date the Plan is terminated or shall be paid under some other method as determined by the Plan Administrator; provided, however, that accelerated distribution of Deferral Accounts subject to Section 9 shall only be permitted on account of Plan termination in accordance with Treas. Reg. §1.409A-3(j)(4)(ix), which generally permits:
(A)	accelerated payment pursuant to a termination and liquidation of the Plan if that occurs within 12 months of a corporate dissolution or bankruptcy;

(B)	termination and liquidation of the Plan pursuant to irrevocable action taken during the period commencing 30 days before and ending 12 months after a change in control event within the meaning of Treas. Reg. §1.409A-3(i)(5), but only if all deferred compensation arrangements sponsored by the Company and its Affiliates that are treated as a single plan under Treas. Reg. §1.409A-1(c)(2) that includes this Plan are terminated and liquidated with respect to every participant who experienced such change in control event, and all amounts payable under such single plan for such participants are paid within 12 months after the irrevocable action is taken; or

(C)	termination and liquidation of the Plan, provided:
(1)	the termination and liquidation is not proximate to a downturn in the financial health of the Company and its Affiliates,

(2)	the Company and its Affiliates also terminate and liquidate all other deferral arrangements that would be aggregated with the Plan under Treas. Reg. §1.409A-1(c)(2);

(3)	no accelerated payments are made within 12 months after irrevocable action is taken to terminate and liquidate the Plan,

(4)	all payments are made within 24 months after all necessary action is taken to irrevocably terminate and liquidate the Plan, and

(5)	during the three years after such irrevocable action is taken the Company and its Affiliates do not adopt a new plan that would be aggregated with the Plan under Treas. Reg. §1.409A-1(c)(2) if the Plan still existed.

The foregoing provisions of this Section 21 shall not prohibit the earlier distribution of any Deferral Account in accordance with the provisions of Section 8.
          22.         Severability. If any provision of the Plan is determined to be illegal or invalid (in whole or in part) for any reason, or if legislative, Internal Revenue Service, Department of Labor, court or other action is at risk of causing a provision to be interpreted so as to cause Participants in the Plan to be in constructive receipt of amounts in their Deferral Accounts for U.S. federal income tax purposes, the Plan shall be construed and enforced as if the provision had not been included in the Plan.
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APPENDIX A
Transferred Accounts
Section 1.          The Wells Fargo & Company Benefit Restoration Program. The Wells Fargo & Company Benefit Restoration Program (“BRP”) merged into this Plan effective July 1, 1999. The transferred BRP accounts are held in a “Transferred Account” set up under this Plan for each participant in BRP who had a BRP account as of June 30, 1999. Each BRP participant who has a Transferred Account set up under this Plan is considered a Participant in this Plan effective July 1, 1999 but will not be able to enter into Deferral Elections unless the Participant is also an Eligible Employee as provided in this Plan. If the Participant is not an employee of the Company on January 1, 2000, the Participant’s Transferred Account as of the first day of a quarter (less any distributions made from the Transferred Account during the quarter) shall be adjusted with interest for that quarter. Interest on the Transferred Account will be calculated quarterly at an annual rate equal to the sum of the average annual rate for 3-year Treasury Notes for the immediately preceding calendar year plus two percent. If the Participant is an employee of the Company on January 1, 2000, the Participant must elect earnings options for the Transferred Account in accordance with Section 7 of the Plan. If the Participant does not elect earnings options, the Participant’s Transferred Account shall be treated as having been allocated to the “Balanced Fund” Fund Option. Distribution of the Participant’s Transferred Account will be made in either a lump sum or in ten annual installments as elected by the Participant under BRP. If the Participant elected a lump sum payment, payment will be made as soon as feasible after the Participant terminates employment. If the Participant elected installments, installments will begin in January following the calendar year in which the Participant terminates employment. If, however, the Transferred Account balance is less than $5,000 at the time of the Participant terminates employment, distribution will be made in a lump sum as soon as administratively feasible after the Participant terminates employment. The transitional rules under Section 8(D) of the Plan apply to the Transferred Account. In the event the Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(C) of the Plan.
Section 2.          Mortgage Plans. The Norwest Corporation Elective Deferred Compensation Plan for Mortgage Banking Executives, the Norwest Mortgage Banking Incentive Compensation and Deferral Plan and the Norwest Mortgage Banking Deferral Plan (collectively the “Mortgage Plans”) are merged into this Plan effective as of January 1, 2000. The transferred Mortgage Plans accounts shall be held in a “Transferred Account” set up under this Plan for each participant in the Mortgage Plans who had an account as of December 31, 1999. Each Mortgage Plans participant who has a Transferred Account set up under this Plan shall be considered a Participant in this Plan effective January 1, 2000 but will not be able to enter into Deferral Elections unless the Participant is also an Eligible Employee as provided in this Plan. A Participant’s Transferred Account shall be subject to the rules of this Plan including the transitional rules in Section 8(D) of this Plan. In the event the Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(C) of this Plan.
Section 3.          The Wells Fargo & Company 1997 Bonus Deferral Plan. The Wells Fargo & Company 1997 Bonus Deferral Plan (“Bonus Deferral Plan”) is merged into this Plan effective as of January 1, 2000 with respect to participants in the Bonus Deferral Plan who are employed by the Company on January 1, 2000. The transferred Bonus Deferral Plan accounts shall be held in a “Transferred Account” set up under this Plan for each participant in the Bonus Deferral Plan who had an account as of December 31, 1999 and was employed by the Company on January 1, 2000. Each Bonus Deferral Plan participant who has a Transferred Account set up under this Plan shall be considered a Participant in this Plan effective January 1, 2000 but will not be able to enter into Deferral Elections unless the Participant is also an Eligible Employee as provided in this Plan. A Participant’s Transferred Account shall be subject to the rules of this Plan including the transitional rules in Section 8(D) of this Plan. In the event the

Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(C) of this Plan.
Section 4.          Ragen MacKenzie Group Incorporated Deferred Compensation Plan. The Ragen MacKenzie Group Incorporated Deferred Compensation Plan (the “Ragen Plan”) is merged into this Plan effective July 1, 2000. The transferred Ragen Plan accounts shall be held in a “Transferred Account” set up under this Plan for each participant in the Ragen Plan who had an account as of June 30, 2000. Each Ragen Plan participant who has a Transferred Account set up under this Plan shall be considered a Participant in this Plan effective July 1, 2000, but will not be able to enter into Deferral Elections unless the Participant is also an Eligible Employee as provided in this Plan. A Participant’s Transferred Account shall be subject to the rules of this Plan. In the event the Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(C) of this Plan.
Section 5.          National Bank of Alaska Deferred Compensation Plan. The National Bank of Alaska Deferred Compensation Plan (the “Alaska Plan”) is merged into this Plan effective August 1, 2000. The transferred Alaska Plan accounts shall be held in a “Transferred Account” set up under this Plan for each participant in the Alaska Plan who had an account as of July 31, 2000. Each Alaska Plan participant who has a Transferred Account set up under this Plan shall be considered a Participant in this Plan effective August 1, 2000, but will not be able to enter into Deferral Elections unless the Participant is also an Eligible Employee as provided in this Plan. A Participant’s Transferred Account shall be subject to the rules of this Plan. In the event the Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(C) of this Plan.
Section 6.          First Commerce Supplemental Executive Retirement and Deferred Compensation Plan and Trust Agreement. The First Commerce Supplemental Executive Retirement and Deferred Compensation Plan and Trust Agreement (the “First Commerce Plan”) is merged into the Plan effective January 1, 2001. The transferred First Commerce Plan accounts shall be held in a “Transferred Account” set up under the Plan for each participant in the First Commerce Plan who had an account as of December 31, 2000. Each First Commerce Plan participant who has a Transferred Account set up under the Plan shall be considered a Participant in the Plan effective January 1, 2001, but will not be able to enter into Deferral Elections unless the Participant is also an Eligible Employee as provided in the Plan. A Participant’s Transferred Account shall be subject to the rules of the Plan. In the event the Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(C) of the Plan.
Section 7.          Brenton Banks, Inc. Executive Savings Plan. The Brenton Banks, Inc. Executive Savings Plan (the “Brenton Plan”) is merged into the Plan effective January 1, 2001. The transferred Brenton Plan accounts shall be held in a “Transferred Account” set up under the Plan for each participant in the Brenton Plan who had an account as of December 31, 2000. Each Brenton Plan participant who has a Transferred Account set up under the Plan shall be considered a Participant in the Plan effective January 1, 2001, but will not be able to enter into Deferral Elections unless the Participant is also an Eligible Employee as provided in the Plan. A Participant’s Transferred Account shall be subject to the rules of the Plan. In the event the Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(C) of the Plan.
Section 8.          First Security Corporation Executive Deferred Compensation Plan. The First Security Corporation Executive Deferred Compensation Plan (the “First Security Plan”) was terminated effective October 30, 2000. The account balances of participants in the First Security Plan who elected to defer distribution of their First Security Plan accounts as a result of the First Security Plan termination shall be transferred to the Plan and held in Transferred Accounts set up under the Plan as soon as administratively practical after October 30, 2000. The

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transferred First Security Plan accounts shall be held in a “Transferred Account” set up under this Plan for each participant in the First Security Plan who made a special deferral election. Each First Security Plan participant who has a Transferred Account set up under the Plan shall be considered a Participant in the Plan effective as of the date the Transferred Account is established, but not be able to enter into a Deferral Election until January 1, 2001 if the Participant is also an Eligible Employee as provided in the Plan as of January 1, 2001. A Participant’s Transferred Account shall be subject to the rules of this Plan. In the event the Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(C) of the Plan.
Section 9.          Norwest Financial, Inc. Employees’ Deferred Compensation Plan. All accounts under the Norwest Financial, Inc. Employees’ Deferred Compensation Plan (the “NFI Plan”) for actively employed NFI Plan participants are transferred to the Plan effective January 1, 2001. The transferred NFI Plan accounts shall be held in a “Transferred Account” set up under the Plan for each active participant in the NFI Plan who had an account as of December 31, 2000. Each NFI Plan participant who has a Transferred Account set up under the Plan shall be considered a Participant in the Plan effective January 1, 2001, but will not be able to enter into Deferral Elections unless the Participant is also an Eligible Employee as provided in the Plan. A Participant’s Transferred Account shall be subject to the rules of the Plan. In the event the Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(C) of the Plan.
Section 10.         Norwest Corporation Executive Incentive Compensation Plan. The Norwest Corporation Executive Incentive Compensation Plan (the “EICP”) is merged into the Plan effective January 1, 2002. The transferred EICP accounts shall be held in a “Transferred Account” set up under the Plan for each participant in the EICP who had an account as of December 31, 2001. Each EICP participant who has a Transferred Account set up under the Plan shall be considered a Participant in the Plan. A Participant’s Transferred Account shall be subject to the rules of the Plan except that (i) distribution to the Participant of the Transferred Account (valued as of December 31 of the calendar year in which the Participant terminates employment or becomes disabled) attributable to the EICP shall be made in a lump sum in whole shares of Common Stock (with cash in lieu of a fractional share) as soon as practicable after the calendar year in which the Participant terminates employment or becomes disabled (“disabled” means the Participant is unable to perform his or her job for a continuous period of six months), and (ii) the Transferred Account shall only be allocated to the Common Stock Earnings Option. In the event the Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(C) of the Plan.
Section 11.         Norwest Corporation Employees’ Stock Deferral Plan. The Norwest Corporation Employees’ Stock Deferral Plan (the “ESDP”) is merged into the Plan effective January 1, 2002. The transferred ESDP accounts shall be held in a “Transferred Account” set up under the Plan for each participant in the ESDP who had an account as of December 31, 2001. Each ESDP participant who has a Transferred Account set up under the Plan shall be considered a Participant in the Plan. A Participant’s Transferred Account shall be subject to the rules of the Plan except that (i) distribution to the Participant of the Transferred Account attributable to the ESDP (valued as of December 31 of the calendar year in which the Participant terminates employment) shall be made in accordance with the type of distribution (i.e., lump sum or installments) elected by the Participant under the ESDP and shall be made (or commence in the case of installments) on or as soon as practicable after the February 28 following the calendar year in which the Participant terminates employment, (ii) in the event of a change in control as defined in the ESDP, distribution to the Participant of the Transferred Account attributable to the ESDP shall be made in accordance with the terms of the ESDP as those terms existed on December 31, 2001, and (iii) the Transferred Account shall only be allocated to the Common Stock Earnings Option. In the event the Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(C) of the Plan.

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Section 12.         Acordia, Inc. Deferral Plan. The Acordia, Inc. Deferral Plan (the “Deferral Plan”) is merged into the Plan effective January 1, 2002. The transferred Deferral Plan accounts shall be held in a “Transferred Account” set up under the Plan for each participant in the Deferral Plan who had an account as of December 31, 2001. Each Deferral Plan participant who has a Transferred Account set up under the Plan shall be considered a Participant in the Plan. A Participant’s Transferred Account shall be subject to the rules of the Plan. In the event the Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(C) of the Plan.
Section 13.         Acordia Services Frozen Producers’ Deferred Compensation Plan. The Acordia Services Frozen Producers’ Deferred Compensation Plan (the “Producers’ Deferred Plan”) is merged into the Plan effective January 1, 2002. The transferred Producers’ Deferred Plan accounts shall be held in a “Transferred Account” set up under the Plan for each participant in the Producers’ Deferred Plan who had an account as of December 31, 2001. Each Producers’ Deferred Plan participant who has a Transferred Account set up under the Plan shall be considered a Participant in the Plan. A Participant’s Transferred Account shall be subject to the rules of the Plan. In the event the Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(C) of the Plan.
Section 14.         Acordia Services Frozen Deferred Compensation Plan. The Acordia Services Frozen Deferred Compensation Plan (the “Deferred Plan”) is merged into the Plan effective January 1, 2002. The transferred Deferred Plan accounts shall be held in a “Transferred Account” set up under the Plan for each participant in the Deferred Plan who had an account as of December 31, 2001. Each Deferred Plan participant who has a Transferred Account set up under the Plan shall be considered a Participant in the Plan. A Participant’s Transferred Account shall be subject to the rules of the Plan. In the event the Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(C) of the Plan.
Section 15.         MBI and Affiliates Deferred Compensation Plan. A portion of the MBI and Affiliates Deferred Compensation Plan (the “MBI Deferred Plan”) comprising accounts for certain employees of the Texas Financial Bancorporation acquisition is merged into the Plan effective February 2, 2002. The transferred MBI Deferred Plan accounts shall be held in a “Transferred Account” set up under the Plan. Each MBI Deferred Plan participant who has a Transferred Account set up under the Plan shall be considered a Participant in the Plan. A Participant’s Transferred Account shall be subject to the rules of the Plan. In the event the Participant dies before distribution of his or her entire Transferred Account, the remaining balance shall be paid pursuant to Section 8(C) of the Plan.

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Amendment to Deferred Compensation Plan
          Effective January 1, 2010 unless otherwise indicated below, the Wells Fargo & Company Deferred Compensation Plan (the “Plan”) was amended as follows:
1.       The second sentence of the second paragraph of Section 1 of the Plan is amended to read in full as follows:
          “The terms of this Restatement shall apply to: (i) deferred compensation that relates all or in part to services performed on or after January 1, 2005, and (ii) deferred compensation that relates entirely to services performed on or before December 31, 2004 if such amounts were not earned or vested prior to January 1, 2005.”
2.       Section 2(G) of the Plan is amended in its entirety to read in full as follows:
          (G) Deferral Accounts. Bookkeeping accounts maintained for a Participant to which are credited the amounts deferred under Deferral Elections, Stock Option Gain Deferral Elections and amounts credited pursuant to Appendix B, together with any increase or decrease thereon, based on the earnings option(s) selected by the Participant or mandated by the Plan.
3.       Section 2(H) of the Plan is amended in its entirety to read in full as follows:
          (H)     Deferral Election. An irrevocable election made by an Eligible Employee during an enrollment period specified by the Plan Administrator or the Plan to defer the receipt of Compensation for a given Deferral Year. The term Deferral Election does not include a Stock Option Gain Deferral Election or the automatic deferral of Company matching allocations credited pursuant to Appendix B of the Plan.
4.       Section 2(J) of the Plan is amended in its entirety to read in full as follows:
          (J)     Eligible Employee. Each employee of the Company or any of its Affiliates who has been selected for participation in the Plan for a given Plan Year pursuant to Section 3 of the Plan and/or who receives an allocation pursuant to Appendix B of the Plan for a given Plan Year.
5.       The first paragraph of Section 2(N) of the Plan is amended in its entirety to read in full as follows:
          (N)     Key Employee. If the Plan Administrator determines that the Participant is a “Key Employee” for purposes of Code section 409A, no lump sum or installment payment shall be paid to the Participant prior to the date that is six months after the date the Participant’s Separation from Service occurred.
6.       Section 2(O) of the Plan is amended in its entirety to read in full as follows:
          (O)     Participant. Each Eligible Employee who enters into a Deferral Election, who receives an allocation pursuant to Appendix B, who prior to 2004 entered into a Stock Option

Gain Deferral Election, or who has a Transferred Account set up under the Plan. An employee who has become a Participant shall remain a Participant in the Plan until the date of the Participant’s death, or if earlier, the date the Participant no longer has any accounts under the Plan.
7.       Section 3 of the Plan is amended to add the following sentence immediately after the first sentence in the paragraph to read in full as follows:
          “In addition, each employee of the Company or an Affiliate who receives an allocation pursuant to Appendix B of the Plan for a given Plan Year shall be considered an Eligible Employee but only with respect to the allocation under Appendix B, unless the employee has also been selected for participation pursuant to the previous sentence.”
8.       Section 6(B) of the Plan is amended in its entirety to read in full as follows:
          (B)     Content. An Eligible Employee’s Deferral Election shall indicate the percentage of Compensation to be deferred, the earnings option(s) that will determine earnings on the deferred Compensation (see Section 7(A)), and the time and form of distribution (see Section 9). The Eligible Employee shall specify for each Compensation category the percentage to be deferred per pay period.
9.       Section 6 of the Plan is amended to add the following new subsections (D) and (E) to the end of that section:
          (D)     Charges Against Accounts. The Plan Administrator may allocate a portion of any administrative expenses of the Plan to each Participant’s Deferral Accounts and/or Transferred Accounts, as applicable.
          (E)     Cancellation of Deferral Election. Notwithstanding any other provision in the Plan to the contrary, an Eligible Employee’s Deferral Election for a Deferral Year will be cancelled for the remainder of the Deferral Year following the date the Eligible Employee receives a hardship distribution from any Code section 401(k) plan maintained by the Company or an Affiliate of the Company in accordance with Treas. Reg. section 1.409A-3(j)(4)(viii). In the event that the end of a six month period following the date that an Eligible Employee receives a hardship distribution from any Code section 401(k) plan maintained by the Company or an Affiliate of the Company spans two Deferral Years, the Eligible Employee’s Deferral Election for the second Deferral Year shall not become effective until after the end of the six month period.
10.     Effective December 1, 2009, Section 7(A) of the Plan is amended in its entirety to read in full as follows:
          (A)     Earnings Options. At the time of the Participant’s Deferral Election, a Participant must choose to allocate the amounts that will be credited to the Participant’s Deferral Account among the following earnings options in increments of one (1) percent:

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(1)	Common Stock Earnings Option

(2)	CD Option

(3)	Fund Options
All deferred Stock Option Gain Compensation will automatically be allocated to the Common Stock Earnings Option. All Company matching allocations credited pursuant to Appendix B shall be automatically allocated to one or more Fund Options (other than the Common Stock Earnings Option) as selected by the Plan Administrator from time to time until the Participant makes a subsequent investment elections applicable to those allocations. The amounts allocated to the Common Stock Earnings Option may not be subsequently reallocated to another earnings options unless otherwise determined by the Plan Administrator and communicated to the Participants. Effective January 1, 2010, except with respect to amounts allocated to the Common Stock Earnings Option, which may not subsequently be reallocated to another earnings option unless otherwise determined by the Plan Administrator and communicated to Participants, a Participant may change the earnings options as of each business day or less frequently if and as determined by the Plan Administrator.
11.     Section 9(A) of the Plan is amended in its entirety to read in full as follows:
          (A) Lump Sum or Installment Distributions. The Participant must elect to receive the balance of each Deferral Account in either a lump sum or in annual installments over a period of years up to ten (10), except that the total amount accumulated pursuant to Appendix B shall automatically be paid in a lump sum.
12.     The first paragraph of Section 9(B) of the Plan is amended to read in full as follows:
          (B) Timing of Distribution. Except with respect to the total amount accumulated pursuant to Appendix B, the Participant must designate on his or her Deferral Election the year that distribution from the resulting Deferral Account shall commence. Distribution will commence on or as soon as practicable after March 1 of the distribution commencement year, but not later than December 31 of that year. If the Participant elected to receive installments, distribution of each subsequent annual installment shall occur on or as soon as practicable after the March 1 of the installment year, but not later than December 31 of that year. If distribution does not commence earlier pursuant to the preceding provisions of this Section 9(B) or due to Sections 9(C) or (D) below, distribution shall commence on or as soon as practicable after the March 1 immediately following the Participant’s Separation from Service if the Participant is not a Key Employee but not later than December 31 of that year. Notwithstanding the foregoing, distribution to any Participant subject to the requirements of Section 23 shall not commence earlier than provided for in Section 23.
13.     The first sentence of Section 9(C) of the Plan is amended to read in full as follows:

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          “A Participant who has not had a Separation from Service may elect to delay the distribution of any one or more of such Participant’s Deferral Accounts except any amounts accumulated under Appendix B, subject to the provisions of Section 9(B) above regarding payment following Separation from Service, by electing a new distribution commencement year that is at least five (5) years beyond the originally elected distribution commencement year.”
14.     The first sentence of Section 9(D) of the Plan is amended to read in full as follows:
          “If a Participant dies before receiving all payments under the Plan, payment of the balance of the Participant’s Deferral Accounts, excluding the amounts accumulated under Appendix B, shall be made to the Participant’s designated beneficiary in the forms of distribution elected by the Participant on the Participant’s Deferral Elections. Payment of the amounts accumulated under Appendix B amounts shall be paid in a lump sum to the Participant’s designated beneficiary.”
15.     The Plan is amended to add a new Section 23 to read in full as follows:
          23.    TARP Compliance. To the extent required by the Emergency Economic Stabilization Act of 2008, as amended from time to time, and implementing regulations (“EESA”), if the Plan Administrator determines that the Participant is a “Senior Executive Officer” (SEO) or a “Most Highly Compensated” employee (MHCE) of the Company (both terms as defined under EESA), no lump sum or installment payment in respect of any bonus or incentive previously deferred under the Plan and any earnings credits associated with such amounts and that would otherwise be distributable in accordance with the terms of the Plan and the Participant’s applicable Deferral Election will be paid to such SEO or MHCE until the earlier of (1) the end of the period during which any obligation arising from financial assistance provided to the Company under the Troubled Asset Relief Program (“TARP”) remains outstanding (the “TARP Restriction Period”), or (2) the date after which the Participant ceases to be a SEO or MHCE. If delayed payment is required by EESA as provided above, such delayed distribution payment shall be paid to the Participant promptly following the first date upon which payment could be made under EESA.
16.     The Plan is amended effective January 1, 2010 by adding an Appendix B to read as set forth in the attached Exhibit A.

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Exhibit A
APPENDIX B
Supplemental Company Matching Contribution Allocations
Effective for Plan Years beginning on or after January 1, 2010, the Wells Fargo & Company Deferred Compensation Plan (the “Plan”) is amended to provide credits for supplemental Company matching contributions pursuant to the rules in this Appendix B.
Sec. 1   Eligibility. Employees who have satisfied one year of service as defined under the Wells Fargo & Company 401(k) Plan (the “401(k) Plan”) and are eligible to receive Company matching contributions under the 401(k) Plan and who have entered into an agreement to defer Compensation under this Plan (“deferred compensation”) which would otherwise have been recognized as “Certified Compensation” under the 401(k) Plan for a Plan Year shall be eligible to receive the supplemental Company matching contribution credits (the “Credits”) as provided under this Appendix B for that Plan Year. Credits under this Appendix shall be reflected in the Participant’s Deferral Account attributable to the allocations under this Appendix B as soon as administratively feasible after the end of the Plan Year in which a Company matching contribution would have been allocated to the Participant’s 401(k) Plan account if deferred compensation had been recognized as Certified Compensation in the 401(k) Plan for the Plan Year.
Sec. 2   Credits. For each Plan Year, the Deferral Account attributable to the allocations under this Appendix B for each eligible Participant shall receive a Credit equal to the sum of the amounts determined for each quarter of the Plan Year as follows:
          (a)     To be eligible to receive a credit with respect to a particular calendar quarter, the Participant must have been eligible to receive Employer Matching Contributions under and as defined in the 401(k) Plan for that quarter.
          (b)     The amount of the Participant’s Credit under this Appendix B for a calendar quarter will be equal to the Participant’s “applicable percent” for the Plan Year as defined below, multiplied by the deferred compensation deducted from the Participant’s Compensation during that calendar quarter; provided, however, that such Credit shall be made only to the extent that such deferred compensation for the calendar quarter and any previous calendar quarters in the Plan Year plus the Participant’s Certified Compensation for such Plan Year does not exceed the Code Section 401(a)(17) compensation limit in effect for such Plan Year.
          (c)     For purposes of this Sec. 2, a Participant’s “applicable percent” for a Plan Year is equal to the smaller of (i) six percent, or (ii) the percent by which the Participant has elected to have his or her Certified Compensation reduced for the purpose of making salary deferral contributions under the 401(k) Plan in the election that is in effect on January 1 of that Plan Year. The percent determined under the preceding sentence shall apply to the Participant for the entire

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Plan Year without regard to any changes the Participant may subsequently make in his or her deferral election for purposes of contributions to the 401(k) Plan.
Sec. 3   Investment Election. The amount of the Credit pursuant to this Appendix shall be automatically allocated to one or more Fund Options (other than the Common Stock Earnings Option) as selected by the Plan Administrator from time to time as of the date the amount is actually allocated to the Participant’s Deferral Account. The Participant then can make a subsequent investment election pursuant to Section 7 of the Plan.
Sec. 4   Distribution Upon Separation from Service. Distribution of the amounts accumulated pursuant to this Appendix B (Credits and associated earnings credits) shall be automatically paid in a lump sum as soon as practicable after the March 1 immediately following the Participant’s Separation from Service if the Participant is not a Key Employee, but not later than December 31 of that year. If the Participant is a Key Employee, distribution shall commence as provided in Section 9(B) of the Plan.

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